UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2013

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54438	26-3024783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 15, 2013, we entered into agreements to restructure our senior debt to The Karlsson Group, Inc. The restructuring is described in Item 203 of our Current Report on Form 8-K filed on April 16, 2013.  The material agreements entered into with The Karlsson Group, Inc. are filed as exhibits to this Current Report on Form 8-K as well as amendments to two outstanding promissory notes payable to affiliates of Apollo Global Management, L.P., which amendments were entered into in connection with the senior debt restructuring.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
Exhibit 10.1	Extension Agreement with The Karlsson Group
Exhibit 10.2	First Amendment to Karlsson Group Note
Exhibit 10.3	First Amendment to Karlsson Group Warrant
Exhibit 10.4	First Amendment to Karlsson Group Additional Consideration Agreement
Exhibit 10.5	First Amendment to Karlsson Group Supplemental Payment Agreement
Exhibit 10.6	Karlsson Group Parent Guaranty
Exhibit 10.7	Karlsson Group Pledge of Prospect Global Resources Inc. (a Delaware corporation) Stock
Exhibit 10.8	Karlsson Group Escrow Agreement*
Exhibit 10.9	Amendments to Apollo Promissory Notes

* A portion of this exhibit has been omitted pursuant to a request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Damon G. Barber
Date: April 17, 2013		President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
Exhibit 10.1	Extension Agreement with The Karlsson Group
Exhibit 10.2	First Amendment to Karlsson Group Note
Exhibit 10.3	First Amendment to Karlsson Group Warrant
Exhibit 10.4	First Amendment to Karlsson Group Additional Consideration Agreement
Exhibit 10.5	First Amendment to Karlsson Group Supplemental Payment Agreement
Exhibit 10.6	Karlsson Group Parent Guaranty
Exhibit 10.7	Karlsson Group Pledge of Prospect Global Resources Inc. (a Delaware corporation) Stock
Exhibit 10.8	Karlsson Group Escrow Agreement*
Exhibit 10.9	Amendments to Apollo Promissory Notes

* A portion of this exhibit has been omitted pursuant to a request for confidential treatment.